Exhibit 10.21
FOURTH AMENDMENT AND WAIVER AGREEMENT
DFC PROJECT NO: 9000117662
This Fourth Amendment and Waiver (this “Amendment and Waiver”) is made and entered into as of November 10, 2026, by and between MIDDLEBURY MERGER SUB LTD., a business company limited by shares incorporated under the laws of the British Virgin Islands (as successor to SVRE Holdings Ltd.) with its registered offices located at Rodus Building, P.O. Box 3093, Road Town, Tortola, British Virgin Islands VG1110, with company number 2205666 (the “Borrower”), and UNITED STATES INTERNATIONAL DEVELOPMENT FINANCE CORPORATION, an agency of the United States of America with its principal place of business at 1100 New York Avenue, N.W., Washington, D.C. 20527, United States of America (“DFC”).
RECITALS
WHEREAS, the Borrower and DFC entered into that certain Finance Agreement, dated as of January 21, 2026 (as amended, modified or supplemented from time to time, the “Finance Agreement”);
WHEREAS, pursuant to an Agreement and Plan of Merger dated as of April 19, 2026 by and among USA Rare Earth, Inc., a Delaware corporation (“USAR”), the Borrower, SVRE Holdings Ltd. and Serra Verde Rare Earths Ltd., solely in its capacity as the representative of the Shareholders (as amended, modified or supplemented from time to time), on and as of September 3, 2026, SVRE Holdings Ltd. merged with and into the Borrower and ceased to exist, with the Borrower becoming the surviving company (the “Merger Transaction”);
WHEREAS, in connection with the Merger Transaction, Mr. Thras Moraitis has been appointed President and Chief Executive Officer of USAR (the “USAR Appointments”) and, as a result of the USAR Appointments, has dedicated and anticipates continuing to dedicate a significant part of his full time working schedule to the management of USAR and, as such, may have dedicated, and may continue to dedicate, less than 80% of his full time working schedule to the management of the Borrower as required pursuant to Section 6.08 (Key Person Requirements) of the Finance Agreement;
WHEREAS, due to delays by the Uruguay Trade Registry, the Obligors did not complete the SVIT Corporate Restructuring until September 11, 2026 and, accordingly, (i) failed to deliver to DFC, by no later than September 1, 2026, evidence of the completion of the SVIT Corporate Restructuring as required pursuant to Section 6.14(b) (Post-Closing Covenants) of the Finance Agreement and (ii) failed to notify DFC of the completion of the SVIT Corporate Restructuring no later than two (2) Business Days after such completion pursuant to Section 6.14(f) (Post-Closing Covenants) of the Finance Agreement;

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WHEREAS, the Borrower has requested that DFC (i) amend Section 6.08 (Key Person Requirements) of the Finance Agreement to reduce the percentage of the full time working schedule that Mr. Thras Moraitis shall dedicate to the management of the Borrower, (ii) waive the requirement of Section 6.08 (Key Person Requirements) of the Finance Agreement that Mr. Thras Moraitis dedicate 80% of his full time working schedule to the management of the Borrower for the period from the USAR Appointments until the amendment to Section 6.08 (Key Person Requirements) described in (i) above becomes effective and (iii) waive the Events of Default arising from the matters described in the immediately preceding recital; and
WHEREAS, the Borrower and DFC desire to enter into this Amendment and Waiver to (i) amend the Finance Agreement as set forth in Section 2 (Amendments to the Finance Agreement) and (ii) grant the waivers described in Section 3 (Waivers), in each case subject to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:
Section 1.Definitions.
Capitalized terms used but not defined in this Amendment and Waiver have the meanings provided in the Finance Agreement. The rules of interpretation set forth in Schedule X (Defined Terms and Rules of Interpretation) of the Finance Agreement shall apply to this Amendment and Waiver, mutatis mutandis, as if set out in this Amendment and Waiver in full.
Section 2.Amendments to the Finance Agreement.
Subject to and in reliance on the Borrower’s acknowledgments, undertakings, representations and warranties set forth herein, each of the Borrower and DFC agrees that on and after the date of this Amendment and Waiver, in response to the Borrower’s request to reduce the percentage of the full time working schedule that Mr. Thras Moraitis shall dedicate to the management of the Borrower, Section 6.08 (Key Person Requirements) of the Finance Agreement is hereby amended and restated in its entirety to read as follows:
“At all times until the later of (a) the Debottlenecking and Optimization Project Completion Date and (b) the first date on which the Restricted Payment Conditions are satisfied, (x) Mr. Thras Moraitis shall dedicate 30% of his full-time working schedule to the management of the Borrower and (y) Mr. Ricardo Grossi shall dedicate 100% of his full-time working schedule to the management of the Borrower, in each case other than due to (i) such Key Person’s temporary illness or disability, parental leave or such other leave as required by Applicable Law and for a period of no longer than ninety (90) days or such amount of time as required by Applicable Law or (ii) such Key Person’s death, permanent disability, dismissal, resignation, or removal for cause, in which case the Borrower shall have given DFC notice within five (5) Business Days of such event and shall thereafter appoint an individual to replace such Key Person within ninety (90) days’ of such death, permanent disability, dismissal, resignation, or removal that is qualified to hold a management position in the Borrower and that is acceptable to DFC.”

Section 3.Waivers.
Subject to and in reliance on the Borrower’s acknowledgments, undertakings, representations and warranties set forth herein, DFC hereby, effective on and after the date of this Amendment and Waiver:
(a) waives the requirement of Section 6.08 (Key Person Requirements) of the Finance Agreement that Mr. Thras Moraitis dedicate 80% of his full time working schedule to the management of the Borrower, solely with respect to the period beginning on the date of the USAR Appointments and ending on the date immediately preceding the date of this Amendment and Waiver, together with any Default or Event of Default under Section 9.01(f) (Obligation Default) of the Finance Agreement arising from any failure to comply with such requirement during such period; and
(b) waives the Events of Default under Section 9.01(d)(i) (Covenant Default) of the Finance Agreement arising from: (i) the failure of the Obligors to deliver to DFC, by no later than September 1, 2026, evidence of the completion of the SVIT Corporate Restructuring as required pursuant to Section 6.14(b) (Post-Closing Covenants) of the Finance Agreement, and (ii) the failure of the Borrower to notify DFC of the completion of the SVIT Corporate Restructuring no later than two (2) Business Days after such completion pursuant to Section 6.14(f) (Post-Closing Covenants) of the Finance Agreement.
Section 4.Representations and Warranties.
As of the date of this Amendment and Waiver, the Borrower makes the representations and warranties set forth in Section 3.01 (Representations and Warranties) of the Finance Agreement, mutatis mutandis, as if set out in this Amendment and Waiver in full.
Section 5.Continuing Effect.
(a)Except as specifically modified, amended, waived or otherwise provided in this Amendment and Waiver, each Financing Document shall remain unchanged and in full force and effect in accordance with its respective terms and is hereby ratified and confirmed in all respects. The execution, delivery and effectiveness of this Amendment and Waiver shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any party to any Transaction Document, or constitute a modification, acceptance or waiver of any provision of any Transaction Document. Notwithstanding anything contained in this Amendment and Waiver to the contrary, DFC expressly reserves the right to exercise any and all of its rights and remedies under any Transaction Document and Applicable Law in respect of any Event of Default.
Section 6.Miscellaneous.
(a)Article X (Miscellaneous) of the Finance Agreement shall apply herein, mutatis mutandis, as if set out in this Amendment and Waiver in full.
(b)Delivery of an executed counterpart of a signature page of this Amendment and Waiver in an electronic format (including .pdf, .tif, and .jpeg file format) shall be effective as delivery of a manually executed counterpart of this Amendment and Waiver. The words “execution”, “signed”, “signature” and words of like import shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity, or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, 15 U.S.C. §§ 7001 to 7006, 7021, 7031; the New York State Electronic Signatures and Records Act, NY State Tech. Law § 301; or any other similar state laws based on the Uniform Electronic Transactions Act.
(c)All references in the Finance Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Finance Agreement, as modified by this Amendment and Waiver.
(d)The Borrower and DFC hereby designate this Amendment and Waiver as a Financing Document. This Amendment and Waiver shall be deemed to be a Financing Document for all purposes of the Finance Agreement and the other Transaction Documents.
[Signatures on following pages]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be executed and delivered by their respective officers or representatives hereunto duly authorized as of the date first written above.
MIDDLEBURY MERGER SUB LTD.
By:    /s/ William Robert Steele, Jr.
Name:    William Robert Steele, Jr.
Its:    Director
Authorized Officer

UNITED STATES INTERNATIONAL DEVELOPMENT FINANCE CORPORATION
By:    /s/ Brian Whitesides
Name:    Brian Whitesides
Its:    /s/ Managing Director
[Signature Page to Fourth Amendment and Waiver Agreement]